Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS SECOND QUARTER 2025 RESULTS

●	Second quarter comparable store sales growth of 4.1%
●	11% increase in second quarter diluted earnings per share to $0.78
●	$1.51 billion net cash provided by operating activities year-to-date

Springfield, MO, July 23, 2025 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its second quarter ended June 30, 2025.

2nd Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “I would like to thank our Team of over 92,000 Professional Parts People for their tremendous hard work and commitment to providing industry-leading customer service in each of our 6,483 stores.  Team O’Reilly’s dedication was reflected in our strong top-line performance this quarter with a comparable store sales increase of 4.1%, driven by solid growth in both professional and DIY.  Our Team’s unwavering commitment to executing on the fundamentals of our business translated our top-line results into an 11% increase in diluted earnings per share, and we remain very confident in our Team’s ability to continue to profitably grow our business and gain share in all the markets in which we operate.”

Sales for the second quarter ended June 30, 2025, increased $253 million, or 6%, to $4.53 billion from $4.27 billion for the same period one year ago.  Gross profit for the second quarter increased 7% to $2.33 billion (or 51.4% of sales) from $2.17 billion (or 50.7% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the second quarter increased 8% to $1.41 billion (or 31.2% of sales) from $1.30 billion (or 30.5% of sales) for the same period one year ago.  Operating income for the second quarter increased 6% to $914 million (or 20.2% of sales) from $863 million (or 20.2% of sales) for the same period one year ago.

Net income for the second quarter ended June 30, 2025, increased $46 million, or 7%, to $669 million (or 14.8% of sales) from $623 million (or 14.6% of sales) for the same period one year ago.  Diluted earnings per common share for the second quarter increased 11% to $0.78 on 858 million shares versus $0.70 on 886 million shares for the same period one year ago.  The Company completed a 15-for-1 forward stock split on June 10, 2025, and accordingly all share and per share data in current and comparable periods have been adjusted to reflect the split.

Year-to-Date Financial Results

Mr. Beckham concluded, “As a result of our solid performance in the first half of 2025, we are increasing our full-year comparable store sales guidance to a range of 3% to 4.5%, which reflects our updated expectations based on the sales trends we are currently seeing in our business.  During the first half of 2025, we opened 105 net, new stores across 34 U.S. states, Puerto Rico, and Mexico.  We are also excited to have opened our 100th store in Mexico in July, an exciting milestone for our Team.  We believe we are well positioned to achieve our target of 200 to 210 net, new stores during 2025.”

Sales for the first six months of 2025 increased $414 million, or 5%, to $8.66 billion from $8.25 billion for the same period one year ago.  Gross profit for the first six months of 2025 increased 6% to $4.45 billion (or 51.4% of sales) from $4.20 billion (or 50.9% of sales) for the same period one year ago.  SG&A for the first six months of 2025 increased 8% to $2.79 billion (or 32.2% of sales) from $2.59 billion (or 31.4% of sales) for the same period one year ago.  Operating income for the first six months of 2025 increased 2% to $1.66 billion (or 19.1% of sales) from $1.62 billion (or 19.6% of sales) for the same period one year ago.

Net income for the first six months of 2025 increased $37 million, or 3%, to $1.21 billion (or 13.9% of sales) from $1.17 billion (or 14.2% of sales) for the same period one year ago.  Diluted earnings per common share for the first six months of 2025 increased 6% to $1.40 on 861 million shares versus $1.32 on 889 million shares for the same period one year ago.

2nd Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members, as well as sales from Leap Day for the six months ended June 30, 2024.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 4.1% for the second quarter ended June 30, 2025, on top of 2.3% for the same period one year ago.  Comparable store sales increased 3.9% for the six months ended June 30, 2025, on top of 2.8% for the same period one year ago.

Share Repurchase Program

During the second quarter ended June 30, 2025, the Company repurchased 6.8 million shares of its common stock, at an average price per share of $90.71, for a total investment of $617 million.  During the first six months of 2025, the Company repurchased 13.3 million shares of its common stock, at an average price per share of $88.65, for a total investment of $1.18 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $11.8 million for the six months ended June 30, 2025.  Subsequent to the end of the second quarter and through the date of this release, the Company repurchased an additional 1.7 million shares of its common stock, at an average price per share of $91.45, for a total investment of $160 million.  The Company has repurchased a total of 1.46 billion shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $18.27, for a total aggregate investment of $26.59 billion.  As of the date of this release, the Company had approximately $1.16 billion remaining under its current share repurchase authorization.

Updated Full-Year 2025 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2025 financial data:

For the Year Ending
December 31, 2025
Net, new store openings	200 to 210
Comparable store sales	3.0% to 4.5%
Total revenue	$17.5 billion to $17.8 billion
Gross profit as a percentage of sales	51.2% to 51.7%
Operating income as a percentage of sales	19.2% to 19.7%
Effective income tax rate	22.3%
Diluted earnings per share (1)	$2.85 to $2.95
Net cash provided by operating activities	$2.8 billion to $3.2 billion
Capital expenditures	$1.2 billion to $1.3 billion
Free cash flow (2)	$1.6 billion to $1.9 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2025
Net cash provided by operating activities		$2,820	to	$3,230
Less:	Capital expenditures	1,200	to	1,300
	Excess tax benefit from share-based compensation payments	20	to	30
Free cash flow		$1,600	to	$1,900

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, July 24, 2025, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 692379.  A replay of the conference call will be available on the Company’s website through Thursday, July 23, 2026.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of June 30, 2025, the Company operated 6,483 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” “guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; trade disputes and changes in trade policies, including the imposition of new or increased tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2024, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2025	June 30, 2024	December 31, 2024
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$198,613	$145,042	$130,245
Accounts receivable, net	428,828	475,596	356,839
Amounts receivable from suppliers	123,273	144,303	139,091
Inventory	5,399,588	4,788,686	5,095,804
Other current assets	165,504	125,861	117,916
Total current assets	6,315,806	5,679,488	5,839,895

Property and equipment, at cost	9,708,429	8,730,297	9,192,254
Less: accumulated depreciation and amortization	3,758,465	3,434,610	3,587,098
Net property and equipment	5,949,964	5,295,687	5,605,156

Operating lease, right-of-use assets	2,409,177	2,240,314	2,324,638
Goodwill	943,314	1,000,074	930,161
Other assets, net	202,358	177,619	193,891
Total assets	$15,820,619	$14,393,182	$14,893,741

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$6,858,649	$6,226,238	$6,524,811
Self-insurance reserves	158,844	125,859	149,387
Accrued payroll	145,629	143,194	107,495
Accrued benefits and withholdings	238,984	186,715	199,593
Income taxes payable	312,545	89,344	6,274
Current portion of operating lease liabilities	434,151	401,713	419,213
Other current liabilities	573,084	950,145	876,732
Total current liabilities	8,721,886	8,123,208	8,283,505

Long-term debt	5,823,744	5,397,774	5,520,932
Operating lease liabilities, less current portion	2,055,053	1,912,036	1,980,705
Deferred income taxes	211,920	335,600	247,599
Other liabilities	239,878	207,956	231,961

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 1,250,000,000
Issued and outstanding shares –
850,561,094 as of June 30, 2025,
873,580,665 as of June 30, 2024, and
862,232,760 as of December 31, 2024	8,506	8,736	8,622
Additional paid-in capital	1,499,288	1,407,645	1,454,518
Retained deficit	(2,748,221)	(3,008,665)	(2,791,288)
Accumulated other comprehensive income (loss)	8,565	8,892	(42,813)
Total shareholders’ deficit	(1,231,862)	(1,583,392)	(1,370,961)

Total liabilities and shareholders’ deficit	$15,820,619	$14,393,182	$14,893,741

Note:  The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Sales	$4,525,058	$4,272,201	$8,661,982	$8,248,441
Cost of goods sold, including warehouse and distribution expenses	2,198,520	2,104,141	4,213,959	4,046,209
Gross profit	2,326,538	2,168,060	4,448,023	4,202,232

Selling, general and administrative expenses	1,412,068	1,304,762	2,792,087	2,586,453
Operating income	914,470	863,298	1,655,936	1,615,779

Other income (expense):
Interest expense	(57,337)	(54,831)	(114,901)	(111,979)
Interest income	1,885	1,528	3,549	3,184
Other, net	2,437	1,561	1,222	4,962
Total other expense	(53,015)	(51,742)	(110,130)	(103,833)

Income before income taxes	861,455	811,556	1,545,806	1,511,946
Provision for income taxes	192,860	188,708	338,726	341,860
Net income	$668,595	$622,848	$1,207,080	$1,170,086

Earnings per share-basic:
Earnings per share	$0.78	$0.71	$1.41	$1.33
Weighted-average common shares outstanding – basic	854,003	880,182	856,768	882,728

Earnings per share-assuming dilution:
Earnings per share	$0.78	$0.70	$1.40	$1.32
Weighted-average common shares outstanding – assuming dilution	858,440	885,655	861,368	888,746

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	June 30,
	2025	2024
Operating activities:
Net income	$1,207,080	$1,170,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	247,159	222,885
Amortization of debt discount and issuance costs	3,667	3,201
Deferred income taxes	(36,679)	18,175
Share-based compensation programs	18,812	14,229
Other	7,945	5,215
Changes in operating assets and liabilities:
Accounts receivable	(73,966)	(79,475)
Inventory	(280,899)	(85,137)
Accounts payable	331,082	117,582
Income taxes payable	314,779	81,228
Other	(227,014)	185,085
Net cash provided by operating activities	1,511,966	1,653,074

Investing activities:
Purchases of property and equipment	(587,685)	(474,607)
Proceeds from sale of property and equipment	2,695	7,528
Other, including acquisitions, net of cash acquired	(10,008)	(155,376)
Net cash used in investing activities	(594,998)	(622,455)

Financing activities:
Proceeds from borrowings on revolving credit facility	—	30,000
Payments on revolving credit facility	—	(30,000)
Net proceeds (payments) of commercial paper	298,918	(173,500)
Payment of debt issuance costs	(3,815)	—
Payment of excise tax on share repurchases	(17,012)	—
Repurchases of common stock	(1,176,640)	(1,063,791)
Net proceeds from issuance of common stock	48,167	73,790
Other	(433)	(569)
Net cash used in financing activities	(850,815)	(1,164,070)

Effect of exchange rate changes on cash	2,215	(639)
Net increase (decrease) in cash and cash equivalents	68,368	(134,090)
Cash and cash equivalents at beginning of the period	130,245	279,132
Cash and cash equivalents at end of the period	$198,613	$145,042

Supplemental disclosures of cash flow information:
Income taxes paid	$393,872	$80,401
Interest paid, net of capitalized interest	110,374	110,449

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		June 30,
Adjusted Debt to EBITDAR:		2025	2024
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$5,823,744	$5,397,774
Add:	Letters of credit	162,289	137,501
	Unamortized discount and debt issuance costs	26,256	27,226
	Six-times rent expense	2,834,550	2,625,438
Adjusted debt		$8,846,839	$8,187,939

GAAP net income		$2,423,674	$2,372,417
Add:	Interest expense	225,470	219,488
	Provision for income taxes	655,250	657,727
	Depreciation and amortization	486,166	440,273
	Share-based compensation expense	33,514	27,169
	Rent expense (i)	472,425	437,573
EBITDAR		$4,296,499	$4,154,647

Adjusted debt to EBITDAR		2.06	1.97

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended June 30, 2025 and 2024 (in thousands):

		For the Twelve Months Ended
		June 30,
		2025	2024
Total lease cost, per ASC 842		$570,733	$520,327
Less:	Variable non-contract operating lease components, related to property taxes and insurance	98,308	82,754
Rent expense		$472,425	$437,573

	June 30,
	2025	2024
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.7
Average inventory per store (in thousands) (2)	$833	$767
Accounts payable to inventory (3)	127.0%	130.0%

		For the Three Months Ended		For the Six Months Ended
		June 30,		June 30,
		2025	2024	2025	2024
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$756,846	$948,859	$1,511,966	$1,653,074
Less:	Capital expenditures	300,734	225,367	587,685	474,607
	Excess tax benefit from share-based compensation payments	7,348	5,258	20,273	21,378
Free cash flow		$448,764	$718,234	$904,008	$1,157,089

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,228,566	$2,152,680	$4,280,425	$4,156,485
Sales to professional service provider customers	2,195,840	2,012,164	4,194,433	3,887,350
Other sales and sales adjustments	100,652	107,357	187,124	204,606
Total sales	$4,525,058	$4,272,201	$8,661,982	$8,248,441

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
	June 30,		June 30,		June 30,
	2025	2024	2025	2024	2025	2024
Store Count:
Beginning domestic store count	6,298	6,131	6,265	6,095	6,152	6,027
New stores opened	62	21	95	57	208	126
Stores closed	—	—	—	—	—	(1)
Ending domestic store count	6,360	6,152	6,360	6,152	6,360	6,152

Beginning Mexico store count	93	63	87	62	69	44
New stores opened	5	6	11	7	29	25
Ending Mexico store count	98	69	98	69	98	69

Beginning Canada store count	25	23	26	—	23	—
New stores opened	—	—	—	—	3	—
Stores acquired	—	—	—	23	—	23
Stores closed	—	—	(1)	—	(1)	—
Ending Canada store count	25	23	25	23	25	23

Total ending store count	6,483	6,244	6,483	6,244	6,483	6,244

	For the Three Months Ended		For the Twelve Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Store and Team Member Information:
Total employment	92,810	91,874
Square footage (in thousands) (4)	50,238	47,500
Sales per weighted-average square foot (4)(5)	$88.76	$87.88	$342.83	$341.51
Sales per weighted-average store (in thousands) (4)(6)	$698	$677	$2,672	$2,613

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.